EXHIBIT 10.18

                                    LEASE



          RREEF MIDAMERICA/EAST-V NINE, INC., a Delaware corporation




                                   Landlord




                VICON INDUSTRIES, INC., a New York corporation




                                    Tenant























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                              TABLE OF CONTENTS
ARTICLE                                                                    PAGE
-------                                                                    ----
1.    USE AND RESTRJCTIONS ON USE                                            1
2.    TERM                                                                   1
3.    RENT                                                                   2
4.    TAXES                                                                  2
5.    SECURITY DEPOSIT                                                       3
6.    ALTERATIONS                                                            3
7.    REPAIR                                                                 5
8.    LIENS                                                                  6
9.    ASSIGNMENT AND SUBLETTING                                              6
10.   INDEMNIFICATION                                                        8
11.   INSURANCE                                                              9
12.   WAIVER OF SUBROGATION                                                 10
13.   SERVICES AND UTILITIES                                                10
14.   HOLDING OVER                                                          10
15.   SUBORDINATION                                                         10
16.   REENTRY BY LANDLORD                                                   10
17.   DEFAULT                                                               11
18.   REMEDIES                                                              11
19.   TENANT'S BANKRUPTCY OR INSOLVENCY                                     14
20.   QUIET ENJOYMENT                                                       15
21.   DAMAGE BY FIRE,ETC                                                    15
22.   EMINENT DOMAIN                                                        16
23.   SALE BY LANDLORD                                                      16
24.   ESTOPPEL CERTIFICATES                                                 16
25.   SURRENDER OF PREMISES                                                 17
26.   NOTICES                                                               17
27.   TAXES PAYABLE BY TENANT                                               18
28.   DEFINED TERMS AND HEADINGS                                            18
29.   TENANT'S AUTHORITY                                                    18
30.   COMMISSIONS                                                           18



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ARTICLE                                                                    PAGE
-------                                                                    ----
3l.   TIME AND APPLICABLE LAW                                               19
32.   SUCCESSORS AND ASSIGNS                                                19
33.   ENTIRE AGREEMENT                                                      19
34.   EXAMINATION NOT OPTION                                                19
35.   RECORDATION                                                           19
36.   LIMITATION OF LANDLORD'S LIABILITY                                    19
37.   OPTION TO EXTEND                                                      19
38.   MISCELLANEOUS                                                         21

       EXHIBIT A - PREMISES
       EXHIBIT B - INITIAL ALTERATIONS
       EXHIBIT C - WARRANTY


















































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                                REFERENCE PAGE

PREMISES:                               The land, building (the "Building") and
                                        improvements thereon located at:
                                        89 Arkay Drive
                                        Hauppauge, New York
                                        (as more particularly described on
                                        Exhibit A annexed hereto)

LANDLORD:                               RREEF MIDAMERICA/EAST-V NINE,
                                        INC., a Delaware corporation

LANDLORD'S ADDRESS:                     125 Maiden Lane
                                        New York, New York 10038

LEASE REFERENCE DATE:                   December 24, 1996

TENANT:                                 VICON INDUSTRIES, INC., a New York
                                        corporation

TENANT'S ADDRESS:
(a) As of beginning of Term:            89 Arkay Drive
                                        Hauppauge, New York 11788


(b) Prior to beginning of Term          525 Broad Hollow Road
(if different):                         Melville, New York  11747

BUILDING RENTABLE AREA:                 56,000 square feet (which the parties
                                        agree shall be the rentable square
                                        footage of the Building for all purposes of this Lease)

USE: General office use and light assembly of closed circuit security television equipment and systems

COMMENCEMENT DATE:                      Date of execution and delivery of this
                                        Lease by Landlord and Tenant.

TERMINATION DATE:                       The last day of the month in which the
                                        fifth (5th)anniversary of the
                                        Commencement Date occurs.

TERM OF LEASE:                          5 years beginning on the Commencement
                                        Date and ending on the Termination Date
                                        (unless sooner terminated pursuant to
                                        this Lease), subject to one five (5)
                                        year renewal option as set forth in
                                        Article 37.












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INITIAL ANNUAL RENT (Article 3):        From the Commencement Date through the
                                        date immediately preceding the first
                                        anniversary of the Commencement Date:
                                        $364,000.00

                                        From  the  first   anniversary   of  the
                                        Commencement   Date   through  the  date
                                        immediately    preceding    the   second
                                        anniversary of the Commencement Date:
                                        $371,280.00

                                        From the second anniversary of the
                                        Commencement Date through the date
                                        immediately preceding the third
                                        anniversary of the Commencement
                                        Date: $378,560.00

                                        From  the  third   anniversary   of  the
                                        Commencement   Date   through  the  date
                                        immediately    preceding    the   fourth
                                        anniversary of the Commencement Date:
                                        $386,400.00

                                        From the fourth anniversary of the
                                        Commencement Date through the
                                        Termination Date: $394,240.00

INITIAL MONTHLY INSTALLMENT OF          From the Commencement Date through
ANNAUL RENT (Article 3):                the date immediately preceding the
                                        first anniversary of the Commencement
                                        Date: $30,333.33

                                        From the  first anniversary of the
                                        Commencement Date through the date
                                        immediately preceding the second
                                        anniversary of the Commencement Date:
                                        $30,940.00

                                        From the second anniversary of the
                                        Commencement Date through the date
                                        immediately preceding the third
                                        anniversary of the Commencement Date:
                                        $31,546.67

                                        From  the  third   anniversary   of  the
                                        Commencement   Date   through  the  date
                                        immediately    preceding    the   fourth
                                        anniversary of the Commencement Date:
                                        $32,200.00

                                        From the fourth anniversary of the
                                        Commencement Date through the
                                        Termination Date: $32,853.33

ASSIGNMENT/SUBLETTING FEE:              N/A

SECURITY DEPOSIT:                       $63,093.33 (subject to reduction as set
                                        forth in Article 5).

TENANT IMPROVEMENT ALLOWANCE:           $125,000

REAL ESTATE BROKERS DUE                 Island Realty Group, Inc.
COMMISSION:                             James Mounce, Inc

  .

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     The Reference Page information is incorporated  into and made a part of the
Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A, B and C which are made a part of this Lease.


LANDLORD:    RREEF                        TENANT: VICON INDUSTRIES, INC., a
MIDAMERICA/EAST-V NINE, INC., a                 New York Corporation
Delaware corporation

By: RREEF Management Company, a
California Corporation

By:    Alane Berkowitz                    By:    Kenneth M. Darby

Title: District Manager                   Title: President

Dated: 12-24-96                           Dated: 12-24-96

                                    LEASE

             By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.           USE AND RESTRICTIONS ON USE.

             1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

             1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, and subject to Landlord's prior consent, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 28) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this
Section 1.2.

2.           TERM.

             2.1 The Term of this Lease shall begin on the Commencement Date as shown on the Reference Page. Tenant shall accept the Premises in their "as is" condition and Landlord shall not be required to perform any work or make any contribution (except as set forth in Exhibit B to this Lease) to ready the Premises for Tenant's occupancy. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date, the Rent Commencement Date (as hereinafter defined) and the Termination Date.

             2.2 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.


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



3.           RENT.

             3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

             3.2 Notwithstanding anything contained in the immediately preceding paragraph, provided that no Event of Default occurs at any time prior to the date that is ninety (90) days following the date hereof, no Annual Rent will be payable for the period prior to the date that is ninety (90) days following the date hereof (the "Rent Commencement Date"); provided, however, that the Rent Commencement Date shall be postponed by one day for each day that Landlord fails to comply with the time periods provided for the review of Tenant's Plans and Specifications (as hereinafter defined) for the Initial Alterations (as hereinafter defined) set forth in Paragraph 2 of the section titled "Tenant's Initial Alterations" in Exhibit B annexed hereto.

             3.4 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within five (5) days after it becomes due and payable pursuant to this Lease a late charge shall be imposed once on each such unpaid installment of rent or other payment in an amount equal to the greater of: (a) Fifty Dollars ($50.00) and (b) a sum equal to five percent (5%) of the unpaid installment of rent or other payment. In addition to the foregoing late charge, if any rent or other sum due under this Lease is not paid by Tenant to Landlord when due, the same shall bear interest at the rate of 15% per annum or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be due Landlord as additional rent hereunder. The provisions of this Section 3.4 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.4 in any way affect Landlord's remedies pursuant to
Article 18 in the event said rent or other payment is unpaid after the date due.

 4.          TAXES.

             4.1 Tenant shall pay as additional rent all Taxes incurred on the Building during the Term. Taxes shall be defined as real estate taxes and any other taxes, assessments and governmental charges (excluding penalties, fines and charges resulting from violations of law), which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of taxes paid by such lessor; and all reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

             4.2 Throughout the term of this Lease, Tenant shall pay to Landlord, as additional rent, all Taxes and other taxes payable under Section 4.1, Article 6 and Article 27 within thirty (30) days after Landlord's delivery of each bill therefor. Landlord shall furnish to Tenant, promptly upon Tenant's request, copies of the applicable tax bills. If any assessment payable under
Section 4.1 may be paid in installments, such assessment shall be included in Taxes for any year only to the extent that the corresponding installment would be payable in such year.




                                     -2-




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4.3 If Landlord shall actually receive a refund of any portion of the Taxes paid by Tenant with respect to any lease year (or portion thereof) as a result of a reduction in such taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly give notice of such refund to tenant and promptly after receiving such refund, pay Tenant the refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such fees were not previously included in "Taxes" pursuant to Section 4.1 of this Lease).

             4.4 Landlord shall, within 30 days following an inquiry from Tenant specifically referring to this Section, notify Tenant as to whether Landlord intends to contest a particular tax assessment, levy or tax rate pertaining to any Taxes levied with respect to any lease year. If Landlord notifies Tenant that Landlord is not intending to make any such contest, Tenant shall have the right to make such contest by appropriate proceedings diligently prosecuted, provided that if Landlord notifies Tenant that it is not contesting Taxes for such year as a result of or in connection with a settlement with the applicable taxing authority, then Tenant shall have no right to make such contest. Tenant shall provide Landlord with copies of any applications, petitions or other pleadings filed by Tenant in connection with a tax reduction proceeding. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any proceeding commenced by Tenant under this
Section 4.4,

             4.5 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Taxes for the year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

             4.6 Even though the Term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's liability for Taxes for the year in which the Lease terminated, Tenant shall pay any unpaid portion of Tenant's prorated share of the Taxes.

5.                SECURITY DEPOSIT.

             5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

             5.2 Notwithstanding anything to the contrary contained in Section 5.1, provided that (a) as of the first anniversary of the Rent Commencement Date Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period and (b) Landlord shall not have theretofore drawn down any portion of the Security Deposit, Landlord, within thirty (30) days after receipt of a request from Tenant therefor, shall pay Tenant an amount equal to the amount required to reduce the Security Deposit to $31,546.67.

6.           ALTERATIONS.

             6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7,

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


(collectively,   "Alterations")   without  the  prior  written  consent  of
Landlord.  When  applying  for such  consent,  Tenant  shall,  if  requested  by
Landlord,   furnish  complete  plans  and   specifications  for  the  applicable
Alterations,

             6.2 In the event Landlord consents to the making of any Alterations, the same shall be made using contractors selected by Tenant (which shall be subject to Landlord's reasonable approval), at Tenant's sole cost and expense. If Tenant shall employ any contractor and such contractor or any subcontractor of such contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant for Landlord's out-of-pocket costs incurred in connection with any Alterations.

             6.3 All Alterations proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such reasonable assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Notwithstanding the foregoing, Tenant shall not be required to post surety company bonds for (i) the Initial Alterations (as hereinafter defined), (ii) Alterations having a cost of less than $50,000.00 or (iii) Alterations that are solely decorative in nature (such as carpeting, wallpaper, cabinetry and shelving).

             6.4 If Tenant shall request Landlord's approval of the plans and specifications for any Alteration(s) (other than the Initial Alterations which shall be governed by the provisions of Exhibit B annexed hereto) then Landlord shall either approve or disapprove (and in the case of disapproval, Landlord shall specify the reasons therefor in reasonable detail) such plans and specifications on or prior to date that is 10 business days (Or in the case of resubmittals of plans and specifications, 5 business days) after Landlord's receipt of Tenant's request for such approval. If Landlord fails to respond to a request for approval of plans and specifications or if Landlord disapproves such request and fails to specify the reasons therefor, in either case within 10 business days after Landlord's receipt of Tenant's request for such approval, then Tenant may notify Landlord of such failure (which notice (the "Reminder Notice") shall refer specifically to this Section 6.4), and if, in such event, Landlord does not, within a period of 3 business days after its receipt of the Reminder Notice, either approve or disapprove (and in the case of disapproval, specify the reasons therefor) the plans and specifications at issue, then Landlord shall be deemed to have granted its approval to such plans and specifications (but Tenant shall still be required to comply with the other provisions of this Article 6).

             6.5 All Alterations in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such Alterations which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty and condemnation excepted.

             6.6  Tenant  shall  pay in  addition  to any sums due  pursuant  to
Article 4, any increase in real estate taxes attributable to any such Alteration for so long, during the Term, as such increase is billed; said sums shall be paid in the same way as sums due under Article 4.

             6.7 Notwithstanding anything to the contrary contained in this Lease, including but not limited to this Article 6 and Exhibit B, Landlord's consent shall not be unreasonably withheld or delayed with respect to any repairs (including replacements), or Alterations which are (a) non-structural and do not affect the strength of any structural component of the Building, (b) do not adversely affect the proper functioning of the Building's mechanical, gas, electrical, sanitary, plumbing, heating or air conditioning or other service systems (beyond a de minimis extent) and do not overload the capacity of such systems (unless Tenant increases the capacity of such systems in connection with such Alterations), (c) do not affect the exterior of the Building or are visible from outside of the Premises, and (d) do not affect the certificate of occupancy for the Building (except with respect to those Alterations affecting the Building's HVAC or electrical systems).

             6.8 Notwithstanding anything to the contrary contained in this Lease, including but not limited to this Article 6, Landlord's consent shall not be required with respect to: (a) minor cosmetic Alterations (such as painting, installation of carpeting, and installation of shelves and cabinetry) ("Decorations"); provided the aggregate cost of such Decorations do not with respect to any particular project exceed $2.00 per square foot of Building Rentable Area; and (b) the installation of equipment consisting of ordinary office furnishings and equipment.

             6.9 Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) with respect to all aspects of Alterations approved by Landlord, including signing any necessary applications required to be filed with the buildings department or other governmental agency having jurisdiction over the Premises.

7.           REPAIR.

             7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Section 7.2 and Exhibit C attached to this Lease. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, subject to the Landlord warranties expressly set forth in Exhibit C annexed hereto. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

             7.2 Landlord shall at its own cost and expense keep the roof, exterior walls, structural columns and foundation of the Building (collectively, the "Landlord Repair Items") in good condition, promptly making all necessary repairs and replacements, with materials and workmanship of the same character, kind and quality as the original, except that Tenant shall be responsible for such repairs or replacements to the extent the same are required due to the acts or the negligent or wrongful omissions of Tenant or its agents, employees or contractors. ~ addition to the foregoing Landlord shall be responsible for the replacement of the parking lot only to the extent that a complete resurfacing is necessary (as determined in Landlord's reasonable discretion).

             7.3 Tenant  shall at its own cost and expense keep and maintain all parts of the Premises (excluding the Landlord Repair Items other than those for which Tenant is responsible pursuant to Section 7.2) in good condition, promptly making all necessary repairs and replacements, whether structural or non-structural, ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass. doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, parking lots (excluding the complete resurfacing as set forth in Section 7.2), driveways, landscaping, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in at least as good condition as the Premises were in at the Commencement Date, subject to ordinary wear and tear, loss by fire or other casualty or condemnation excepted.

             7.3 Except as provided in Article 21, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.

             7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed, for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual provided by Landlord to Tenant and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may, if Tenant defaults in its obligations to maintain such service contract and fails To cure such default within 10 days after notice thereof from Landlord to Tenant, enter into such a maintenance/service contract on behalf of Tenant, or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

8.           LIENS.

Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within forty-five (45) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand.

9.           ASSIGNMENT AND SUBLETTING.

             9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth: (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease and all ancillary documents executed or to be executed by Tenant and such proposed assignee or sublessee,
(iii) information as to the nature and character of the business and of the proposed use for the Premises, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

             9.2 Landlord will not unreasonably withhold its consent to Tenant's request for consent to such specific assignment or subletting, provided that:

                    (i) Tenant pays Landlord's reasonable costs in reviewing the proposed assignment or sublease in connection with the requested consent, including any reasonable attorneys' fees incurred by Landlord;

                    (ii) The proposed assignee or sublessee is not (A) a school, college, university or educational institution, or (B) a government or any subdivision or agency thereof;

                    (iii) In the case of a subletting of a portion of the Premises, the portion sublet is regular in shape and suitable for normal renting purposes;

                    (iv) The proposed assignment or sublease specifically provides that (A) Tenant has complied with the requirements of Section 9.1,
(B) the sublessee or assignee,
as the case may be, will not have the right to further assign or sublet all or part of the Premises or to allow same to be used by others, without the consent of Landlord in each instance in accordance with this Article 9, (C) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, and (D) the receipt by Landlord of any amounts from an assignee or sublessee, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under the lease or the acceptance of that party as a direct tenant;

                    (v) Tenant has provided Landlord with all of the information specified in Section 9.1 and on the basis of such information Landlord reasonably determines that (A) the proposed sublessee or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, satisfactory to Landlord and (B) the nature and character of the proposed sublessee or assignee, its business or activities and the proposed use of the space are in keeping with the standards that would be acceptable to prudent landlords of comparable buildings located in the area in which the Premises are located; and

                   (vi) the Premises shall not be used by the proposed assignee or sublessee in a manner which would (x) involve increased wear upon the Building; (b) require any addition to or modification of the Premises or the
Building  in  order  to  comply  with  building   code  or  other   governmental
requirements; or (c) involve a violation of Section 1.2.

                 (b) Any such consent of Landlord shall be subject to the terms of this Article 9 and conditioned upon there being no default by Tenant beyond any grace period under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any such proposed sublease or the effective date of any such proposed assignment.

             9.3 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

             9.4 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of a proposed assignment or a subletting of all or substantially all of the Premises for at least 90% of the then remaining term of this Lease, to terminate this Lease. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within 30 days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. This Section 9.4 shall not apply to any assignments or sublettings permitted without Landlord's consent pursuant to Section 9.8 and Section 9.9 of this Lease.

             9.5 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time less (iii) Tenant's reasonable out-of-pocket sublet or assignment expenses. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. This Section 9.5 shall not apply to any assignments or sublettings permitted without Landlord's consent pursuant to Section 9.8 and Section 9.9 of this Lease.

             9.6 Upon any request to assign or sublet, Tenant will pay to Landlord, on demand, a sum equal to all of Landlord's out-of-pocket costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

             9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. This Section 9.7 shall not apply to any corporate tenant, subtenant or assignee whose shares are publicly traded on any national or regional stock exchange or in the "over-the-counter" market.

             9.8 Notwithstanding anything to the contrary contained in Section 9.1, without the consent of Landlord, this Lease may be assigned to (1) an entity created by the merger, consolidation or reorganization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets; provided, in the case of both clause (i) and clause (ii), that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes all of Tenant's obligations under this Lease pursuant to an assignment and assumption agreement which shall be reasonably satisfactory to Landlord, (C) such assignment is for a valid business purpose and not principally to circumvent the provisions of this Article 9, and (D) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with generally accepted accounting principles consistently applied) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment.

             9.9 Notwithstanding anything to the contrary contained in Section 9.1, without the consent of Landlord, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate (as hereinafter defined) of Tenant; provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to circumvent the provisions of this Article 9, and (B) the assignee assumes all of Tenant's obligations under this Lease pursuant an assignment and assumption agreement reasonably satisfactory to Landlord, "Affiliate" means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. "Control" (and with correlative meaning, "controlled by" and "under common control with") means either (x) ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question or (y) the power to direct the management and policies of such entity.

10.          INDEMNIFICATION.

     10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of (a) any damage to any property

(including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations for which Tenant is responsible to comply with pursuant to the terms of this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. The indemnification obligations set forth in this Article 10 are subject to the release and waiver of subrogation provisions set forth in Article 12.

             10.2 Tenant may, at its option, defend Landlord against claims described in this Article 10 by counsel approved by Landlord (which approval shall not be unreasonably withheld or delayed), and in such event, Tenant shall have no obligation to reimburse Landlord for attorneys' fees and disbursements incurred by Landlord in connection with such claims unless Landlord reasonably believes that a conflict of interest exists and that it would be in Landlord's best interests to retain separate counsel. Landlord hereby approves any counsel engaged by Tenant's insurance carrier in any matters for which Tenant is defending Landlord that are fully covered by Tenant's insurance,

11.          INSURANCE.

             11.1 Tenant shall keep in force throughout the Term; (a) a Commercial General Liability insurance policy or policies to protect the Landlord, Landlord's managing agent, the general partners of Landlord if Landlord is a partnership, the holders of any mortgages or ground or underlying leases encumbering the Premises, Landlord's trustees and Landlord's investment manager against any liability to the public or to any invitee of Tenant or a
Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord shall reasonably require that is consistent with the then requirements of prudent landlords of comparable buildings in the area in which the Premises is located, such increases to be made no more often than once every three years, covering bodily injury and property damage liability and ~ 1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500~000 disease policy limit, $500,000 disease - each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's Alterations, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (f) Business interruption Insurance with limit of liability representing loss of at least approximately six months of income.

             11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) with respect to the Commercial General Liability insurance policy, name the Landlord and the building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A/VIJ" during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

             11.3 Whenever Tenant shall undertake any Alterations in, to or about the Premises, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require that is consistent with the requirements of prudent landlords of comparable buildings in the area in which the Premises is located; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.          WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.          SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat. light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, including without limitation, the cost of any central station signaling system installed in the Premises together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities, Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises unless such interruption or failure to act is due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors..

14.          HOLDING OVER.

Tenant shall pay Landlord not as rent, but for use and occupancy, for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 150% of the greater of: (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under
Article 4; and, (b) the then market rental value of the Premises assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. ~ any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15.          SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be reasonably required by Landlord.

16.          REENTRY BY LANDLORD.

             16.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or, in the last 12 months of the Lease term, tenants, to cure any default of Tenant (after the expiration of any applicable notice and cure period) and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby and the parking lot shall be substantially usable, and further provided that the business of Tenant shall not be interfered with unreasonably

             16.2 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of landlord authorized by this Article 16. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

             16.3 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access can not be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

17.          DEFAULT.

             17.1 Except as otherwise provided in Article 19, the following events shall be deemed to be Events of Default under this Lease:

                    17.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord-under this Lease during such period shall be an Event of Default, without notice.

                   17.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant, or if such default is of such a nature that it cannot, with reasonable diligence, be cured in such twenty (20) day period, if Tenant shall fail to commence to cure such default within such twenty (20) day period and thereafter to diligently prosecute such cure to completion.

                   17.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

                   17.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

                   17.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.          REMEDIES.

             18.1 Except as otherwise provided in Article 19, upon the occurrence of any of the Events of Default described or referred to in Article 17, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

                   18.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

                   18.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any Termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

                    18.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of (i) the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease, minus (ii) the fair rental value of the Premises for such residue; and (b) the expenses then incurred by Landlord to obtain a replacement tenant or tenants and the estimated expenses described in
Section 18.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself.

                   18.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

                      18.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 18.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term. and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term as the same shall become due and payable plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

                      18.1.4.2    Landlord may, but need not, relet the Premises
or any part thereof for such rent and upon such terms as  Landlord,  in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building gener~1y and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of
Article 9.

                      18.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 18.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent as it becomes due and payable, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 18 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

             18.2 Landlord may, at Landlord's option, enter into and upon the Premises if Tenant fails to maintain, repair or replace anything for which Tenant is responsible under this Lease and Tenant, after notice (provided that no notice shall be due in the case of emergency), fails to cure such default within the applicable cure period, and Landlord may correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last month of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.

             18.3 If, on account of any breach or default by either Landlord or Tenant in such party's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for the other party to employ or consult with an attorney concerning or to enforce or defend any of the other party's rights or remedies arising under this Lease, the non-prevailing party in any action or proceeding agrees to pay all of the prevailing party's reasonable attorney's fees so incurred. Tenant expressly waives any right to: (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

             18.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

             18.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by either party of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

             18.6 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity.

             18.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant. and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.          TENANT'S BANKRUPTCY OR INSOLVENCY.

             19.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

                   19.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                      19.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                      19.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                      19.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                      19.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

20.          QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease. shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

21.          DAMAGE BY FIRE, ETC.

             21.1 Landlord shall maintain standard fire and extended coverage insurance covering the Premises in an amount not less than ninety percent (90%) of the replacement cost thereof insuring against the perils of fire and lightning and including extended coverage or, at Landlord's option, all risk coverage and, if Landlord so elects, and such coverage is carried by prudent landlords of comparable buildings located in the area in which the Premises is located, earthquake, flood and wind coverages and Tenant shall pay, as additional rent, the cost of such policies upon demand by Landlord. Such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained by Landlord hereunder unless Landlord is included as a loss payee thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

             21.2 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within six (6) months of the date of such fire or other cause, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of the reasonable estimation of the length of time within which material restoration can be completed, which estimation shall be made by an independent third party architect or engineer chosen by Landlord, and such determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed '1materially restored" if they are restored to the condition existing immediately prior to such fire or other casualty.

             21.3 If such repairs cannot, in Landlord's reasonable estimation, be made within six (6) months, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 21.2.

             21.4 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

             21.5 In the event that Landlord should fail to complete such repairs and restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 21.5, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes. lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed; provided, however, such extension, shall not exceed three (3) months with respect to force majeure delays.

             21.6 Notwithstanding anything to the contrary contained in this Article, if the Building is damaged by fire or other casualty in the last twelve
(12) months of the Term (or in the last twelve (12) months of any extension thereof), and if such damage shall render more than twenty percent (20%) of the Premises untenantable or shall be reasonably estimated to require more than four
(4) months to repair, either Landlord or Tenant may terminate this Lease by notice to the other party given within thirty (30) days of the date of such fire or casualty. If Landlord or Tenant gives such notice, this Lease shall end on the date of such damage as if the date of such damage was the date originally fixed in this Lease for the expiration of the Term.

             21.7 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 21, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.          EMINENT DOMAIN.

If more than twenty percent (20%) of the Building or if more than twenty percent (20%) of the portion of the Premises then being used as the parking lot shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

23.          SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favo1/2of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 23, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

24.          ESTOPPEL CERTIFICATES.

             24.1 Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) whether this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, whether this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) to the best of Tenant's knowledge, the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 24 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such fifteen
(15) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

             24.2 Within fifteen (15) days following any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant a sworn statement certifying: (a) the date of commencement of this Lease; (b) whether this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, whether this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) to the best of Landlord's knowledge, the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord's statement; and (e) such other matters as may be reasonably requested by Tenant.

25.          SURRENDER OF PREMISES.

             25.1 Tenant shall, at Landlord's request, not more than thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's refusal to arrange such joint inspection at Landlord's request to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

             25.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty or condemnation. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal.
Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other Alterations in. on or to the Premises shall be dealt with and disposed of as provided in Article 6.

             25.3 All obligations of Tenant and Landlord under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

26.          NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested or by Federal Express or other reputable overnight delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 26, or if to Tenant at either its aforesaid address or its last known office, whether or not actually accepted or received by the addressee.

27.         TAXES PAYABLE BY TENANT.

In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government solely with respect to the receipt of such rent; (b) any sales, use or service tax imposed on Landlord for services provided by Landlord to Tenant; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, Alterations located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the Term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

28.          DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of
directors,   officers,  general  partners,   beneficiaries,   stockholders,
employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as specified on the Reference Page. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

29.          TENANT'S AUTHORITY.

If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

30.         COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.

31.          TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

32.          SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 9, the Terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

33.          ENTIRE AGREEMENT.

This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

34.          EXAMINATION NOT OPTION.


Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5. the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

35.          RECORDATION.


Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

36.          LIMITATION OF LANDLORD'S LIABILITY.

             36.1 Tenant shall look only to Landlord's estate and property in the Land and the Building for the satisfaction of any claim against Landlord, and no other property or assets of Landlord or its trustees, trust beneficiaries, stockholders or board of directors and officers, or investment manager, its partners or principals, disclosed or undisclosed, as the case may be, or any employees or agents of Landlord or the investment manager shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises

37.          OPTION TO EXTEND.

             37.1 (a) Tenant shall have an option (the "Option") to extend the term of this lease for one (1) additional term of five (5) years (the "Renewal Term") commencing on the first day next succeeding the Termination Date and terminating on the last day of the month in which the tenth anniversary of the Commencement Date occurs upon the same terms, conditions and provisions as are provided for in this lease except that (i) the Annual Rent payable for the Renewal Term shall be the fair market rent for the Premises as of such Termination Date determined in the manner hereinafter provided and (ii) this
Article 37 shall be deleted therefrom.

     (b) The Option may be exercised only by Tenant giving written notice to Landlord of Tenant's exercise of said Option by certified mail, return receipt requested, not more than eighteen (18) months nor less than one year prior to the Termination Date (the 'Exercise Notice"). Upon Tenant's giving of the Exercise Notice. the term of this Lease shall be extended automatically upon the terms and conditions herein specified without the execution of an extension agreement or other instrument. It is expressly agreed that Tenant shall not have an option to extend the term of this Lease beyond the expiration of the Renewal Term. If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set forth above, the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

                   (c) After Landlord receives the Exercise Notice, and if in Landlord's opinion an increase in the Annual Rent for the Renewal Term is warranted because the fair market rent for the Premises has increased, Landlord shall send Tenant a notice (the "Revised Rent Notice") stating the amount which, in Landlord's opinion, shall constitute the fair market rent for the Premises as of the Termination Date. Such notice shall be given to Tenant no later than six
(6) months prior to the Termination Date. The increased Annual Rent set forth in the Revised Rent Notice shall be effective as of the first day of the Renewal Term, subject to adjustment as hereinafter provided.

             37.2 (a) If Landlord gives a Revised Rent Notice, then at any time within thirty (30) days after the giving of such Revised Rent Notice, Tenant may dispute the fair market rent for the Premises as determined by Landlord by giving notice to Landlord that it is initiating the appraisal process provided for herein and specifying in such Notice the name and address of the arbitrator designated by Tenant to act on its behalf. Within 15 days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of Landlord's arbitrator. The two arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and if, within 20 days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with paragraph (c) of this Section 37.2 they shall together appoint a third arbitrator. If said two arbitrators cannot agree upon the appointment of a third arbitrator within 10 days after the expiration of such 20 day period, then either party, on behalf of both, and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within sixty (60) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator.

                    (b) Each of the arbitrators selected as herein provided shall have at least five years experience in the leasing or management of space in office parks in Suffolk County, New York. Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (not including attorney's fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.

                   (c) Within five (5) days after the appointment of the third arbitrator, Landlord's arbitrator and Tenant's arbitrator shall submit to such third arbitrator their respective determinations of fair market rent and within twenty (20) days thereafter, the third arbitrator shall select the determination of either rate which is either the rate submitted to the third arbitrator by Landlord1s arbitrator or Tenant's arbitrator. In rendering such decision and award, the arbitrators shall assume or take into consideration as appropriate all of the following: (i) the Landlord and prospective tenant are typically motivated; (ii) the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (iii) a reasonable time under then-existing market conditions is allowed for exposure of the Premises on the open market; (iv) the rent is unaffected by special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (v) the effect on rent of customary rent concessions and/or work allowances; (vi) the Premises are fit for immediate occupancy and use "as is" and require no additional work by Landlord and that no work has been carried out thereon by the Tenant, its subtenant, or their predecessors in interest during the term which has diminished the rental value of the Premises; (vii) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (viii) that the Premises are to be let with vacant possession and subject to the provisions of this lease for a five (5) year term; and (ix) market rents then being charged for comparable space in other similar office parks in the same area. In rendering such decision and award, the arbitrators shall not modify the provisions of this lease. The decision and award of the third arbitrator shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the third arbitrator (or if Landlord's arbitrator and Tenants arbitrator reach agreement on a fair market rent without the appointment of a third arbitrator, the decision and award of Landlord's and Tenant's arbitrators) so rendered in any court of competent jurisdiction.

                   (d) Prior to the determination of the arbitrators, Tenant shall pay as the Annual Rent it is obligated to pay under this lease the amount set forth in the Revised Rent Notice and in the event the arbitrators determine that the Annual Rent payable pursuant to this Article 37 is less than that set forth in the Revised Rent Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for the period commencing on the first day following the Expiration Date against subsequent payments of Annual Rent due hereunder. In the event that the arbitrators determine that the Annual Rent payable pursuant to this Article 37 is more than that set forth in the Revised Rent Notice, then Tenant shall promptly pay to Landlord the amount of its underpayment for the period commencing on the day following the Expiration Date.

             37.3 (a) Notwithstanding the foregoing provisions of this Article 37, if on the date that Tenant exercises the Option or if on any subsequent date up to and including the Expiration Date, Tenant is in default in the performance of any of the terms, conditions or provisions of this lease and such default has continued beyond the applicable grace and notice period herein provided, then Tenant's exercise of the Option and the extension of the term of this lease contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force or effect. Tenant shall have no further or additional right to exercise the Option, which shall be deemed waived by Tenant.

                   (b) Notwithstanding the foregoing provisions of this Article 37, if Tenant shall assign the lease or sublet the Premises in whole or in part, other than pursuant to Section 9.8 or Section 9.9 of this Lease, the Option shall automatically be rendered null and void and shall be of no further force or effect. Tenant shall have no further or additional right to exercise the Option, which shall be automatically deemed waived by Tenant upon an assignment or subletting.

             37.4 If Tenant exercises the Option, then, at Landlord's request, Tenant agrees within fifteen (15) business days after such request is made to execute, acknowledge and deliver to Landlord an instrument in form and substance satisfactory to Landlord, confirming (i) the Annual Rent payable under this Lease and (ii) the expiration date of the Renewal Term, but no such instrument shall be required to make the terms of this Article 37 effective.

             37.5 Nothing contained in this Article 37 shall be deemed in any way to modify the provisions of Article 4 hereunder.

38.          MISCELLANEOUS.

             38.1 Nothing contained in Article 4, Article 6 or Article 27 of this Lease shall require Tenant to pay (a) any general income tax, franchise tax, corporate transfer tax, estate or gift tax imposed on Landlord generally, rather than solely as an owner of the Premises, or (b) any mortgage, recording, stamp, encumbrancing or transfer tax on the sale or lease of the Premises or the Building or any stock of or interest in Landlord, or any portion thereof or interest therein.

             38.2 Except as provided below, Landlord shall remove, but only if and to the extent required by Environmental Laws or other applicable laws, in compliance with all Environmental Laws, all Hazardous Materials (i) that are present in or on the Premises as of the date hereof or that are hereafter present in or on the Premises due to the acts or negligent or wrongful omissions of Landlord or Landlord's agents, employees or contractors, or (ii) that are present in or on the Premises due to the migration of such Hazardous Materials from other properties that does not result from the acts or negligent or wrongful omission of Tenant. Tenant shall be responsible for the removal (whether or not such removal is required by Environmental Laws or other applicable laws) in compliance with all Environmental Laws of all Hazardous Materials in or on the Premises due to all other causes, including but not limited to, illegal dumping in or on the Premises. Notwithstanding anything to the contrary contained in this Section 38.2, Landlord shall not be responsible for the removal or encapsulation of the asbestos-containing materials contained in the mastic located under or behind the vinyl cove base in the Building ("Mastic ACMs"). provided, that if the Initial Alterations necessitate the removal of Mastic ACM's in order to comply with law, Landlord shall remove the Mastic ACM's provided that Tenant shall pay to Landlord, as additional, rent, $7,500 towards the cost of such removal (which sum shall be paid by Tenant within 10 days after demand therefor from Landlord).

             38.3 Notwithstanding anything to the contrary contained in this Lease, including but not limited to Section 25.2. Tenant shall only be required to remove from the Premises at the end of the Term such Alterations made to the Premises (including, without limitation, the Initial Alterations) which Landlord specifies at the time Landlord approves the plans and specifications for such Alterations; provided that Tenant, at the time Tenant submitted such plans and specifications to Landlord for its review, requested that Landlord specifications those items that Landlord shall require Tenant to remove at the end of the Term.

             38.4 Subject to Landlord's approval (which approval shall not be unreasonably withheld), Tenant may install (a) one monument sign on the Premises identifying Tenant by name and/or logo and (b) one sign on the Building by the Building entrance identifying Tenant by name and/or logo, provided that in each case (i) such signs comply with all applicable legal requirements and insurance requirements, and (b) Tenant removes such signs at the end of the Term and repairs all damage caused by such removal and restores the affected areas of the Premises to the condition that existed prior to the installation of such signs.

             38.5 It is agreed that Tenant shall not be responsible for complying with any present or future laws, orders, rules or regulations of federal, state, county, municipal or other governments or governmental authorities or any of their departments, commissions, boards, or agencies or with any direction or recommendation of any public officer or officers pursuant to law or with any orders or notices of the National Board of Fire Underwriters or any requirements of any insurer of the Building or any part thereof, (a) which Landlord or any affiliate, predecessor in interest, servant, employee or agent of Landlord has violated or (b) where a notice of violation or order was issued prior to the Commencement Date or (c) which require any work, investigation(s), or certification(s) to be made with regard to the Landlord Repair Items under a law enacted after the date of this Lease unless such compliance is required by reason of Tenant's particular manner of use of the demised premises, any Alterations performed by Tenant (including, without limitation, the Initial Alterations) or method of operation therein, unless such violations shall be cured by Tenant's performance of the Initial Alterations.

             38.6 Notwithstanding anything to the contrary contained in this Lease, this Lease shall be subject and subordinate to any ground or underlying lease, deed of trust or mortgage which may affect the Premises (or any part thereof). Landlord shall request a non-disturbance agreement on behalf of Tenant from the holder of each ground or underlying lease, deed of trust or mortgage that may now or hereafter encumber the Premises, and Landlord shall use its reasonable efforts to obtain same (it being acknowledged that reasonable efforts shall not be deemed to require the payment of any money or the commencement of any judicial or non-judicial action or proceeding), but notwithstanding the foregoing, this Lease and 'Tenant's obligations hereunder shall not be affected or impaired in any respect should any such holder decline to enter into such a non-disturbance agreement.

LANDLORD:                                    TENANT:
RREEF MIDAMERICA/EAST-V NINE,                VICON INDUSTRIES, INC., a
INC., a Delaware corporation                 New York corporation

By: RREEF Management Company, a
California Corporation

By:    Alane Berkowitz                        By:    Kenneth M. Darby

Title: District Manager                       Title: President

Dated: 12/24/96                               Dated: 12/24/96

                                  EXHIBIT A

             attached to and made apart of Lease bearing the
            Lease Reference Date of December 24, 1996 between
         RREEF MIDAMERICA/EAST-V NINE, INC., as Landlord and
                   VICON INDUSTRIES INC. as Tenant

                              PREMISES





ALL that certain plot, piece or parcel of land situate, lying and being at Hauppauge in the Town of Smithtown, County of Suffolk and State of New York, being part of Lot 6 on a certain map entitled, "Map of Suffolk County Business Center Section No. 2" filed in the Office of the Clerk of the County of Suffolk on August 31, 1978 as Map No. 6715 bounded and described as follows:

BEGINNING at a point on the southerly side of Arkay Drive, said point or place of beginning being 98.42 feet easterly, as measured along the southerly side of Arkay Drive from the easterly end of a 40 foot radius curve which connects the southerly side of Arkay Drive with the easterly side of Adams Avenue;

RUNNING THENCE easterly from said point or place of beginning, along the southerly side of Arkay Drive north 86 degrees 44 minutes 08 seconds East, a distance of 519.37 feet to a point;

RUNNING THENCE southerly south 3 degrees 15 minutes 52 seconds East, a distance of 425.00 feet to a point;

RUNNING THENCE westerly south 86 degrees 44 minutes 08 seconds West, a distance of 519.37 feet to a point;

RUNNING THENCE northerly north 3 degrees 15 minutes 52 seconds West a distance of 425.00 feet to the southerly side of Arkay Drive and the point or place of BEGINNING.


























                                 Ex. A - 1

                                  EXHIBIT B

               attached to and made a part of Lease bearing the
              Lease Reference Date of December 24, l996 between
             RREEF MIDAMERICA/EAST-V NINE, INC., as Landlord and
                      VICON INDUSTRIES, INC., as Tenant

                             INITIAL ALTERATIONS

The purpose of this Exhibit B is to describe those items of work constituting the Initial Alterations. The same shall be done (i) as shown on the approved Plans and Specifications, (ii) in accordance with the Lease, including, without limitation. Article 6 thereof and this Exhibit B thereto, and (iii) in compliance with all applicable Insurance requirements, Legal requirements, rules and codes and such reasonable rules and regulations as Landlord and its architects and engineers may make. The provisions of this Exhibit B shall be supplemental to and shall be an integral part of the Lease. Any capitalized terms used in this Exhibit B shall be construed in accordance with their definitions in the Lease, unless otherwise defined in this Exhibit B.

TENANT'S INITIAL ALTERATIONS:

             All Alterations to be performed in order to furnish, finish and prepare the Premises for Tenant's initial occupancy thereof shall be performed by Tenant (the "Initial Alterations), at Tenant's sole cost and expense, as hereinabove and hereinbelow set forth.

             The Initial Alterations may include, but shall not be limited to, the installation of fixtures and equipment for heating, ventilating, and air conditioning the demised premises, sprinklerization, plumbing and electrical work and interior partitions.

             The Initial Alterations shall be performed as follows:

             1. On or before the date that is sixty (60) days after the date of this Lease ("Plan Submission Date"), Tenant shall submit to Landlord, working drawings, specifications and information describing the Initial Alterations in reasonable detail (collectively, "Plans and Specifications").

             2. The Plans and Specifications shall be fully detailed, shall show complete dimensions, shall have designated thereon all points of location and other matters, including the finish schedules, reasonably requested by Landlord, and shall consist of the final Plans and Specifications (including air conditioning, ventilating, electrical, plumbing and engineering design drawings and specifications, which shall be prepared by an engineer employed by Tenant and reasonably approved by Landlord) prepared by Tenant's licensed engineer, interior architect or designer to describe the manner in which Tenant desires the demised premises to be finished by Tenant, including any changes thereto from time to time requested by Tenant or made to obtain the approvals or permits referred to in Paragraph 3 of this Exhibit B. The Plans and Specifications shall comply with all Legal requirements and Insurance requirements relating to construction of the Building and/or the demised premises. Prior to the commencement of any Initial Alterations, the Plans and Specifications shall have been approved in writing by Landlord, but such approval shall be as to layout only, shall not be deemed to be an approval of the legality or the cost of the Initial Alterations or the Plans and Specifications. The Plans and Specifications shall not be changed or modified by Tenant after such approval by Landlord without the approval in writing of Landlord. Landlord shall approve, conditionally approve or disapprove the Plans and Specifications, or modifications thereof, within ten (10) business days after the receipt thereof, or with respect to any resubmissions of the Plans and Specifications, within 5 business days after the receipt thereof. Any disapproval or conditional approval of such plans and specifications shall set forth in reasonable detail Landlord's objections thereto.

             3. Upon written approval by Landlord of the Plans and Specifications, Tenant shall, with reasonable speed and diligence. file with the appropriate governmental authority or authorities the Plans and Specifications and any plans for air conditioning, ventilating, heating, mechanical, electrical and plumbing work, and shall take whatever action shall be necessary (including modifications approved by Landlord of Plans and Specifications) to


                              Ex. B - 1
obtain and maintain all governmental permits and authorizations which may be required in connection with the Initial Alterations. Tenant shall pay all filing fees and other costs in connection therewith. Tenant shall deliver copies of all such permits and authorizations to Landlord pursuant to the commencement of the Initial Alterations. Landlord shall cooperate with Tenant in connection with the aforesaid. Tenant will promptly furnish to Landlord copies of all Buildings Department approved drawings.

LANDLORD'S CONTRIBUTION:

                   1. Landlord shall reimburse Tenant for the cost of the Eligible Tenant Work (as defined below) in an amount (the "Work Allowance") not to exceed $125,000.00 upon the following terms and conditions:

                   (a) The Work Allowance shall be payable to Tenant in installments as Eligible Tenant Work progresses, but in no event more frequently than monthly.

                   (b) Landlord shall make payments within thirty (30) days after receipt of all of the following from Tenant: (A) a certificate signed by Tenant1s architect and an officer of Tenant certifying that the Eligible Tenant Work for which payment is being sought has been satisfactorily completed in accordance with the plans and specifications therefor approved by Landlord, (B) such evidence of payment of the cost of the Eligible Tenant Work for which payment is being sought that Landlord may reasonably request, (C) a lien waiver from all contractors, subcontractors and materialmen performing the Eligible Tenant Work, in form and substance reasonably satisfactory to Landlord, provided that if any contractor shall refuse to deliver any such lien waiver by reason of a dispute over the amount due such contractor, Landlord shall not withhold the entire Work Allowance, but shall only hold back 110% of the disputed portion until Tenant delivers to Landlord a lien waiver or obtains the discharge of any lien filed by such contractor or delivers to Landlord proof of payment of amount due such contractor as finally determined by a court of competent jurisdiction, and (D) with regard to the final disbursement of the Work Allowance, all necessary licenses, approvals, permits and signoffs required under all applicable laws that are necessary for Tenant to occupy the Premises for the conduct of its business; and

                   (c) No Event of Default shall have occurred and be continuing under the Lease.

                   (d) The right to receive reimbursement for the cost of the Initial Alterations as set forth in this Exhibit B shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

             2. "Eligible Tenant Work" means the Initial Alterations, including demolition, and shall not include so-called soft costs or movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

                   The right to receive reimbursement for the cost of the Eligible Tenant Work as set forth herein shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

             4 If Landlord shall default in its obligation to pay to Tenant the Work Allowance pursuant to this Exhibit B, and such default shall continue for a period of thirty (30) days after notice from Tenant shall be given to Landlord, which notice shall state that the failure to cure such default shall entitle Tenant to offset such amounts from the rent payable under this Lease, then unless Landlord shall be disputing Tenant's right to such payment, Tenant shall have the right to offset the unpaid portion of the Work Allowance, against the next succeeding payments of rent payable under this Lease. If the parties shall be disputing Tenant's right to such

                                   Ex. B -2
payment, the right of Tenant to offset any amounts pursuant to this Exhibit B shall be deferred until the resolution of such dispute.


























































                                   Ex. B -3

                                  EXHIBIT C

               attached to and made a part of Lease bearing the
              Lease Reference Date of December 24, 1996 between
             RREEF MIDAMERICA/EAST-V NINE. INC., as Landlord and
                      VICON INDUSTRIES, INC., as Tenant

                                   WARRANTY

             Landlord represents and warrants that the Building shall be in the following condition (the "Minimum Acceptable Condition") as of the Commencement Date, and shall, promptly after receiving notice from Tenant, perform such repairs, replacements, improvements, changes, and alterations as are necessary to assure that the Building is in Minimum Acceptable Condition:

             1. The Building shall be served by 2,000 amps of 3 phase electricity.

             2. The sprinkler and fire protection systems shall be in good working order.

             3.    The HVAC system shall be in good working order.

             4.    The plumbing system shall be in good working order.

             5.    The outdoor sprinkler system shall be in good working order.

             Any claim with respect to items 1, 2, 3 and 4 above must be made within thirty (30) days of the date hereof, with the exception of claims regarding the air conditioning system under item 3. If Tenant fails to make a claim to Landlord by such date, Landlord shall have no further obligation to Tenant under this Exhibit C.

             Any claim with respect to item 5 above or the air conditioning system under item 3 above must be made no later than June 30, 1997. If Tenant fails to make a claim to Landlord by such date, Landlord shall have no further obligation to Tenant under this Exhibit C. Upon Tenant's request, Landlord shall assign the warranty for the Building boiler to Tenant, without representation or recourse, for the term of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall assign the warranty for the Building boiler to Landlord without representation or recourse. Notwithstanding anything to the contrary contained in this Exhibit C, Landlord shall have no obligation to Tenant under this Exhibit C for any claims resulting from the acts or negligent or wrongful omissions of Tenant or its agents, employees and contractors.

             Landlord is currently replacing the existing boilers in the Building, which replacement is anticipated to be completed by January 31, 1997 (subject to force majeure). Landlord shall use reasonable efforts to complete such replacement by January 31, 1997. The replacement boilers will have a BTU capacity at least equal to the BTU capacity of the existing boiler at the Premises.